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                                                                    Exhibit 15.2


The Board of Directors of
Security Capital Group Incorporated

With respect to the registration statement on Form S-8 of Security Capital Group Incorporated relating to the SCGroup Incorporated 401(K) Savings Plan, we acknowledge our awareness of the incorporation by reference therein of our report dated August 13, 1997 related to our review of interim financial information of Security Capital Pacific Trust as of June 30, 1997 and for the three- and six-month periods ended June 30, 1997 and 1996 and our report dated October 21, 1997 related to our review of interim financial information of Security Capital Pacific Trust as of September 30, 1997 and for the three- and nine-month periods ended September 30, 1997 and 1996. Pursuant to Rule 436(c) under the Securities Act of 1933 (the "Act"), such reports are not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG PEAT MARWICK LLP

Chicago, Illinois
March 16, 1998